                                   *
        AMENDED AND RESTATED       *    UNITED STATES OF AMERICA
                                   *
     ARTICLES OF INCORPORATION     *    STATE OF LOUISIANA
                                   *
                 OF                *    PARISH OF ORLEANS
                                   *
          LAGASSE BROS., INC.      *
                                   *
 * * * * * * * * * * * * * * * * * *

       BE IT KNOWN, that on this 9th day of March, 1983.

       BEFORE ME, Paul H. Waldman, a Notary Public, duly commissioned and qualified, in and for the Parish of Orleans, State of Louisiana, and in the presence of the witnesses hereinafter undersigned:

       PERSONALLY CAME AND APPEARED:

       Clinton W. Lagasse and Linette Lagasse, the president and secretary, respectively, of Lagasse Bros., Inc., A Louisiana corporation domiciled in the Parish of Orleans, State of Louisiana, who, pursuant to authorization by the Unanimous Consent of the Shareholders and Board of Directors of the Corporation do hereby declare that:

       FIRST: The date of incorporation of the Corporation was December 9, 1958 by an act passed before Harold J. Lamy, Notary Public, in and for the Parish of Orleans, State of Louisiana, and recorded on December 9, 1958 in the Recorder of Mortgages Office for the Parish of Orleans in Book No.1945.

       SECOND: On the 9th day of March, 1983, the Shareholders of the Corporation, unanimously resolved to amend and restate the Articles of Incorporation of said Corporation as in effect prior to said date by completely deleting each and every article thereof and by adopting the Amended and Restated Articles of Incorporation of the Corporation as set forth herein.

       THIRD: The Amended and Restated Articles of Incorporation of the Corporation are as follows:

                                       ARTICLE I

                                         NAME

       The name of this Corporation is:

                                 LAGASSE BROS., INC.

                                      ARTICLE II

                                       PURPOSE

       The purpose of this Corporation is to engage in the distribution of sanitary maintenance products and in any lawful activity for which corporations may be formed under the Louisiana Business Corporation Law.

                                     ARTICLE III

                                  AUTHORIZED CAPITAL

       The Corporation has authority to issue an aggregate of ten thousand (10,000) shares of capital stock, all of which are designated common stock having no par value per share.


                                      ARTICLE IV

                                  PREEMPTIVE RIGHTS

       Shareholders shall have preemptive rights. In the event any shareholder does not exercise his preemptive right, the shares in respect of which such rights are not exercised shall then be offered pro rata to the remaining shareholders who shall have preemptive rights to such shares, ad infinitum, before any such shares may be offered to outside purchasers.


                                      ARTICLE V

                                      DIRECTORS

       5.1 The Directors of the Corporation shall have the power to make, alter, amend or repeal the By-laws of the Corporation and to manage the affairs of the Corporation in accordance with the provisions of law and the By-Laws of the Corporation.

       5.2 Any Director absent from a meeting of the Directors or any Committee thereof may be represented by any other Director or shareholder, who may cast the vote of the absent Director according to the written instructions, general or special, of the absent Director.

       5.3 Whenever the affirmative vote of the Directors is required to authorize or constitute corporate action, the consent in writing to such action signed only by Directors holding that portion of the total voting power on the question that is required by law or by the By-laws of the Corporation, whichever requirement is higher, shall be sufficient for the purpose without necessity for a meeting of the Board of Directors, provided that such consent is submitted to all Directors prior to the effective date of such consent.

                                      ARTICLE VI

                                     SHAREHOLDERS

       6.1 Matters requiring shareholder action or approval shall be taken or given only upon the affirmative vote of more than fifty percent (50%) of the number of shares entitled to vote thereon. If shareholder action or approval is required by law in connection with the amendment of these articles or with any merger, consolidation, transfer of corporate assets or dissolution of, or involving, the Corporation, such action or approval shall be taken or given only upon the affirmative vote of more than fifty (50%) percent of the number of shares entitled to vote thereon. In the election of directors of the Corporation, the shareholders shall have the right of cumulative voting, that is, each shareholder shall have the right to multiply the number of votes to which he is entitled by the number of directors to be elected, and to cast all such votes for one candidate, or to distribute them among two or more candidates.

       6.2 Whenever the affirmative vote of shareholders is required to authorize or constitute corporate action, the consent in writing to such action signed only by shareholders holding that proportion of the total voting power on the question that is required by these Articles of Incorporation shall be sufficient for the purpose, without necessity for a meeting of shareholders, provided such consent is submitted to all shareholders prior to the effective date of such consent.


                                     ARTICLE VII

                            RESTRICTION ON TRANSFERABILITY

       No shareholder of the Corporation may sell or transfer any shares of the Corporation without first offering to sell such shares to the Corporation and to the other shareholders. Said offer must be at a price per share equal to the lower of the price per share at which the selling shareholder has received a written, bona fide, and currently open offer for the purchase of said shares at the book value of said shares as determined in accordance with the accounting practices consistently applied in the preparation of the Corporation's federal income tax returns as of the close of the fiscal year of the Corporation prior to such offer. Said offer must be made by delivering to the Secretary of the Corporation, in exchange for written receipt therefor, the certificates representing said shares endorsed in blank, and a written offer to sell said shares to the Corporation and to the other shareholders. The Corporation shall have the right for a period of twenty (20) days from the delivery of the offer to purchase all or any portion of the shares offered for sale. Each other shareholder shall have the right for a period of ten (10) days thereafter to purchase all or any portion of the shares offered for sale and not purchased by the Corporation, provided that each purchasing shareholder shall have the right to purchase up to the same proportion of the shares available for purchase by shareholders as the shares held by him bears to the shares held by all purchasing shareholders. Additionally, each purchasing shareholder shall have the right to purchase any remaining shares offered for sale as to which he has acquired the purchase rights from other shareholders entitled to same. Shares not purchased pursuant to said offer may be transferred to any person qualified to own shares of the Corporation. Each certificate of stock of the Corporation shall be marked with notice that its transferability is limited in accordance with the provisions of this charter. By written agreement executed by the holders of more than fifty percent (50%) of the stock, the provisions of this
Article VII may be superseded.

                                     ARTICLE VIII

                                    INCORPORATORS

       8.1 The names of the incorporators of the corporation and their addresses at the time of incorporation were:

     Clinton W. Lagasse       Errol C. Lagasse         Chris William Lagasse
     4212 Loyola Street       4107 Elba Street         425 Ninth Street
     New Orleans, Louisiana   New Orleans, Louisiana   New Orleans, Louisiana



        THUS DONE AND PASSED, in multiple original, in my office in the Parish of Orleans, State of Louisiana, on the day, month and year hereinabove set forth, in the presence of the undersigned competent witnesses, who hereunto sign their names with the said appearers and me, Notary, after a reading of the whole.


WITNESSES:


-----------------------                  ------------------------------------
                                         Clinton W. Lagasse, President



-----------------------                  ------------------------------------
                                         Linette Lagasse, Secretary




                     -----------------------------------
                               PAUL H. WALDMAN
                                NOTARY PUBLIC